UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 15, 2014

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34921	20-2960116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, MA 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture and the Notes

On August 15, 2014, Aegerion Pharmaceuticals, Inc. (the “Company”) issued $300 million aggregate principal amount of 2.00% Convertible Senior Notes due 2019 (the “Notes”), pursuant to an Indenture, dated as of August 15, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes will pay interest semi-annually on each February 15 and August 15 at an annual rate of 2.00%, and will mature on August 15, 2019 unless earlier converted or repurchased. The Notes are initially convertible, subject to certain conditions, into shares of common stock of the Company, but after receipt of shareholder approval (as defined in the Indenture), the Company will settle conversions of the Notes through payment or delivery, as the case may be, of cash, shares of common stock of the Company or a combination of cash and shares of common stock, at the Company’s option (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes will be 24.2866 shares of common stock (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $41.175 per share, representing a conversion premium of approximately 35% above the closing price of the common stock of $30.50 per share on August 11, 2014.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding February 15, 2019 in multiples of $1,000 principal amount, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on December 31, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

•	during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the ‘‘trading price’’ (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate for the Notes on each such trading day; or

•	upon the occurrence of specified corporate events described in the Indenture.

At any time prior to the Company’s receipt of shareholder approval and on or after February 15, 2019 until the close of business on the second scheduled trading day immediately preceding August 15, 2019, holders may convert their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

If the Company experiences a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 365th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to each of the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 of this Current Report on Form 8-K, on August 15, 2014, the Company issued $300 million aggregate principal amount of Notes to the initial purchasers (the “Initial Purchasers”) in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a purchase agreement entered into with the representatives of the Initial Purchasers on August 11, 2014. The Company offered and sold the Notes to the Initial Purchasers of the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes are initially convertible, subject to certain conditions, into shares of common stock of the Company, but after receipt of shareholder approval, the Company will settle conversions of the Notes through payment or delivery, as the case may be, of cash, shares of common stock of the Company or a combination of cash and shares of common stock, at the Company’s option (subject to, and in accordance with, the settlement provisions of the Indenture).

Item 8.01 Other Events

In connection with the sale of the Notes, the Company used approximately $35.0 million of the net proceeds of such sale to repurchase 1,147,540 shares of its common stock from purchasers of Notes in privately-negotiated, off-market transactions effected through one or more of the Initial Purchasers or their respective affiliates, as the Company’s agent. The purchase price per share of the common stock repurchased in such transactions was equal to the closing price per share of the Company’s common stock on the date of the pricing of the Notes offering, which was $30.50 per share.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated as of August 15, 2014, between Aegerion Pharmaceuticals, Inc. and The Bank of New York Mellon Trust Company, N.A. (including the form of the 2.00% Convertible Senior Note due 2019)

4.2	Form of Note (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Anne Marie Cook
Name:	Anne Marie Cook
Title:	Senior Vice President, General Counsel and Secretary

Date: August 15, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 15, 2014, between Aegerion Pharmaceuticals, Inc. and The Bank of New York Mellon Trust Company, N.A. (including the form of the 2.00% Convertible Senior Note due 2019)

4.2	Form of Note (included in Exhibit 4.1)